AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 12, 2016

Registration Statement File No. 333-200140

Registration Statement File No. 333-188572

Registration Statement File No. 333-180669

Registration Statement File No. 333-174256

Registration Statement File No. 333-163729

Registration Statement File No. 333-158557

Registration Statement File No. 333-126344

Registration Statement File No. 333-105615

Registration Statement File No. 333-98507

Registration Statement File No. 333-98505

Registration Statement File No. 333-81420

Registration Statement File No. 333-37416

Registration Statement File No. 333-03099

Registration Statement File No. 333-03079

Registration Statement File No. 333-03077

Registration Statement File No. 33-17798

Registration Statement File No. 33-17891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200140

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188572

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-180669

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174256

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-163729

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-158557

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-126344

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105615

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98507

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98505

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-81420

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-37416

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03099

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03079

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-03077

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-17798

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-17891

UNDER

THE SECURITIES ACT OF 1933

RESOURCE AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-0654145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Resource America, Inc.

One Crescent Center Drive, Suite 203

Philadelphia, PA 19112

(215) 546-5005

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Resource America, Inc. Amended and Restated Omnibus Equity Compensation Plan

Resource America, Inc. Investment Savings Plan

Resource America, Inc. 2012 Non-Employee Director Deferred Stock Plan

Resource America, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan

Resource America, Inc. Omnibus Equity Compensation Plan

Resource America, Inc. 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan

Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan

Resource America, Inc. 2002 Key Employee Stock Option Plan

Resource America, Inc. 1999 Key Employee Stock Option Plan

Stock Option Agreements

Resource America, Inc. 1989 Key Employee Stock Option Plan

Resource America, Inc. 1984 Key Employee Stock Option

Resource Exploration, Inc. 1984 Key Employee Stock Option Plan

Resource Exploration, Inc. Investment Savings Plan

Thomas C. Elliott

Executive Vice President, Chief Financial Officer

Resource America, Inc.

One Crescent Center Drive, Suite 203

Philadelphia, PA 19112

(215) 546-5005

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Resource America, Inc., (the “registrant”), deregister all shares of the registrant’s common stock, par value $0.01 per share (the “Shares”), remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-200140), pertaining to the registration of 1,500,000 Shares, issuable under the Resource America, Inc. Amended and Restated Omnibus Equity Compensation Plan, which was filed with the Commission on November 12, 2014.

•	Registration Statement on Form S-8 (No. 333-188572), pertaining to the registration of 300,000 Shares, issuable under the Resource America, Inc. Investment Savings Plan, which was filed with the Commission on May 13, 2013.

•	Registration Statement on Form S-8 (No. 333-180669), pertaining to the registration of 200,000 Shares, issuable under the Resource America, Inc. 2012 Non-Employee Director Deferred Stock Plan, which was filed with the Commission on April 11, 2012.

•	Registration Statement on Form S-8 (No. 333-174256), pertaining to the registration of 800,000 Shares, issuable under the Resource America, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan, which was filed with the Commission on May 16, 2011.

•	Registration Statement on Form S-8 (No. 333-163729), pertaining to the registration of 1,000,000 Shares, issuable under the Resource America, Inc. Amended and Restated 2005 Omnibus Equity Compensation Plan, which was filed with the Commission on December 15, 2009.

•	Registration Statement on Form S-8 (No. 333-158557), pertaining to the registration of 300,000 Shares, issuable under the Resource America, Inc. Investment Savings Plan, which was filed with the Commission on April 13, 2009.

•	Registration Statement on Form S-8 (No. 333-126344), pertaining to the registration of 1,200,000 Shares, issuable under the Resource America, Inc. Omnibus Equity Compensation Plan, which was filed with the Commission on July 1, 2005.

•	Registration Statement on Form S-8 (No. 333-105615), pertaining to the registration of 75,000 Shares, issuable under the Resource America, Inc. 1997 Non-Employee Director Deferred Stock and Deferred Compensation Plan, which was filed with the Commission on May 28, 2003.

•	Registration Statement on Form S-8 (No. 333-98507), pertaining to the registration of 75,000 Shares, issuable under the Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan, which was filed with the Commission on August 22, 2002.

•	Registration Statement on Form S-8 (No. 333-98505), pertaining to the registration of 750,000 Shares, issuable under the Resource America, Inc. 2002 Key Employee Stock Option Plan, which was filed with the Commission on August 22, 2002.

•	Registration Statement on Form S-8 (No. 333-81420), pertaining to the registration of 1,000,000 Shares, issuable under the Resource America, Inc. 1999 Key Employee Stock Option Plan, which was filed with the Commission on January 25, 2002.

•	Registration Statement on Form S-8 (No. 333-37416), pertaining to the registration of 120,213 Shares, issuable under the Stock Option Agreements, which was filed with the Commission on May 19, 2000.

•	Registration Statement on Form S-8 (No. 333-03099), pertaining to the registration of 146,068 Shares, issuable under the Resource America, Inc. 1989 Key Employee Stock Option Plan, which was filed with the Commission on May 2, 1996.

•	Registration Statement on Form S-8 (No. 333-03079), pertaining to the registration of 4,494.40 Shares, issuable under the Resource America, Inc. 1984 Key Employee Stock Option, which was filed with the Commission on May 2, 1996.

•	Registration Statement on Form S-8 (No. 333-03077), pertaining to the registration of 10,776 Shares, issuable under the Resource America, Inc. Investment Savings Plan, which was filed with the Commission on May 2, 1996.

•	Registration Statement on Form S-8 (No. 33-17798), pertaining to the registration of 200,000 Shares, issuable under the Resource Exploration, Inc. 1984 Key Employee Stock Option Plan, which was filed with the Commission on October 8, 1987.

•	Registration Statement on Form S-8 (No. 33-17891), pertaining to the registration of Shares, issuable under the Resource Exploration, Inc. Investment Savings Plan, which was filed with the Commission on October 19, 1987.

On September 8, 2016, pursuant to the Agreement and Plan of Merger, dated as of May 22, 2016, (the “merger agreement”), by and among the registrant, C-III Capital Partners LLC (“C-III”) and Regent Acquisition Inc. (“merger sub”), the registrant and C-III completed the previously announced merger (the “merger”) whereby the registrant merged with merger sub, with the registrant continuing as a wholly owned subsidiary of C-III.

In connection with the completion of the merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on September 12, 2016. No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.

RESOURCE AMERICA, INC.

By:	/s/ Thomas C. Elliott
Name:	Thomas C. Elliott
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Post-Effective Amendment to Form S-8]